UNITED STATES

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SCHEDULE 14A

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INFINT ACQUISITION CORPORATION

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Infint Acquisition Corporation Announces Plan to Make Additional Contributions to Trust Account in Support of Extension Amendment Proposal

NEW YORK--(BUSINESS WIRE)--INFINT Acquisition Corporation (“INFINT”) (NYSE: IFIN, IFIN.WS), announced today that it affirmed its intention to support the proposal to amend the Company’s Amended and Restated Memorandum and Articles of Association (the “Charter”) to extend the date by which the Company must consummate a business combination (the “Extension”) from November 23, 2022 to March 23, 2023 (the “Extension Proposal”). The purpose of the Extension is to allow the Company more time to complete its previously announced business combination by and among the Company, FINTECH Merger Sub Corp., a Cayman Islands exempted company and a wholly owned subsidiary of INFINT and Seamless Group Inc., a Cayman Islands exempted company (“Seamless”). In order to support this proposal, the Company, INFINT Capital LLC (the “Sponsor”) and Seamless have agreed that, if the proposal is approved, Seamless will deposit (or cause to be deposited) into the trust account for the Extension, the lesser of: (x) $900,000 or (y) $0.18 per share multiplied by the number of public shares that are not redeemed in connection with the extraordinary general meeting on November 22, 2022 (an “Extension Contribution”). The Company expects to consent to the reversal of any previously received redemptions until 2:00 p.m. Eastern Time on Tuesday, November 22, 2022.

The Extension Contribution will be deposited in the trust account on November 22, 2022. In the event the extension is approved by the Company’s shareholders and Seamless does not fund an Extension Contribution, the Company will be required to dissolve and liquidate, unless the Sponsor or its designee deposits additional funds for a three month extension as permitted by the Charter. Pursuant to the terms of the business combination agreement, as amended, Seamless has an obligation to provide such additional funds for a three month extension to the Sponsor.

The Extension Proposal will be voted on by shareholders at the upcoming special meeting of stockholders on November 22, 2022 (the “Extraordinary General Meeting”) and is described in further detail in the Company’s Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”), filed with the U.S. Securities and Exchange Commission on November 2, 2022.

The Extraordinary General Meeting will be held virtually at 2:00 p.m. Eastern Time on November 22, 2022, at https://www.cstproxy.com/infintspac/2022, or at such other time, on such other date and at such other place at which the meeting may be adjourned or postponed. Further detail related to attendance and voting is described in the Company’s Proxy Statement.

About INFINT Acquisition Corporation

INFINT Acquisition Corporation is a Special Purpose Acquisition Corporation (SPAC) company on a mission to bring the most promising financial technology company from North America, Asia, Latin America, Europe and Israel to the U.S. public market. As a result of the pandemic, the world is changing rapidly, and in unique, unexpected ways. Thanks to growth and investment in the global digital infrastructure, legal, healthcare, automotive, financial, and other fields are evolving at a faster rate than ever before. INFINT believes the greatest opportunities in the near future lie in the global fintech space and are looking forward to merging with an exceptional international fintech company.

Cautionary Statement Regarding Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the timing of the Company’s consent to redemption reversals. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s control and are difficult to predict. The Company cautions investors not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.